Exhibit 99.1

ACORN FACTOR, INC. ANNOUNCES 2007 SECOND QUARTER
RESULTS AND HIGHLIGHTS

MAHWAH, NJ, - AUGUST 23, 2007-- ACORN FACTOR, INC. (OTCBB: ACFN) today announced that it has filed with the Securities Exchange Commission its quarterly report on Form 10-Q for the quarter ended June 2007. The Form 10-Q filed on August 20, 2007 provides full disclosure and an analysis of the results of operations for the period.

Highlights during and following the quarter include:

•	Comverge completed its IPO, with Acorn continuing to be Comverge’s single largest shareholder.

•
In July, Comverge announced the acquisition of EnerWise Global Technologies, dramatically expanding Comverge’s commercial and industrial solution offering, creating the largest demand response provider in North America with over 1,400 megawatts of managed capacity.

•	Comverge was named by Sustainable Business to the “SB20: World’s Top Sustainable Stocks” of 2007.

•	Acorn’s dsIT Solutions subsidiary announced the receipt of a multi-million dollar order from Israel’s Ministry of Defense for a state-of-the art sonar and acoustical product.

•	Acorn’s dsIT Solutions subsidiary announced the world’s first underwater surveillance system to protect a strategic coastal energy installation.

•	Paketeria GmbH was named second most promising new German franchise system by Impulse, one of Germany’s leading business magazines.

•
In July, Acorn purchased a 10% percent interest (with an option to increase to 51%) in Local Power, Inc. the creator of community choice aggregation, a revolution in renewable power and retail markets for electricity.

“We are proud of the success of Comverge’s IPO which now has a market capitalization of over $500 million. Comverge is now the leading demand response provider to the US electrical grid.” commented John A. Moore, President and CEO of Acorn.

“In creating and growing Comverge, we at Acorn have earned the right to call ourselves leaders in funding and accelerating emerging energy ventures. We agree with the many leading minds in both energy and finance that solving the growing energy and climate challenges is the greatest opportunity of the 21st century.

“As a result of the Comverge IPO, Acorn now has the resources, network of relationships and experience to fund and accelerate the growth of other emerging energy ventures. Our future is exciting.”

Following the Comverge IPO in April 2007, Acorn continues to be Comverge’s largest shareholder with 2,786,000 shares, currently about 14% of Comverge’s outstanding shares. Following the public offering, Acorn wrote up its investment in Comverge to reflect the excess of the IPO price over the carrying value per share of the Comverge shares on Acorn’s books. This resulted in a non-cash gain reflected on the statement of operations for the quarter of $16.2 million. In addition, as of June 30, 2007 the Company “marked-to-market” the approximately 20% of its Comverge shares deemed to be unrestricted and “available for sale” under applicable accounting standards at that date, resulting in an increase in the carrying value of its investment in Comverge to $28.3 million. It is expected that by the end of the third quarter of 2007, and in all future periods, the Company’s entire investment in Comverge stock will be considered available for sale and will be reflected on the Company’s balance sheet at its then fair market value.

About Acorn Factor, Inc.

Acorn Factor specializes in funding and accelerating the growth of emerging ventures that promise meaningful improvements in the economic and environmental efficiency of the energy sector.

Acorn Factor aims to take primarily-controlling positions in promising companies led by great entrepreneurs and to add value by helping these companies with branding, positioning, strategy, and business development guidance. Acorn Factor is a global company with equity interests currently in four promising businesses: Comverge (14%-held), a leading clean energy provider and Red Herring 100 Company; Paketeria GmbH a leading green logistics company; dsIT (58%-held) is a leader in underwater security systems for strategic coastal energy infrastructure; and Local Power, Inc. (10%-held), the creator of community choice aggregation, a revolution in renewable power and retail markets for electricity. Additional information about Acorn Factor and its subsidiary and affiliates is available at www.acornfactor.com, www.comverge.com, www.paketeria.de, www.dsit.co.il, and www.localpower.com.

Certain statements made above are forward-looking in nature. Whether such statements ultimately prove to be accurate depends upon a variety of factors that may affect the Company’s business and operations. Many of these factors are described in the Company’s most recent Annual Report on Form 10-K as filed with Securities and Exchange Commission.

Contact: John A. Moore, CEO
jmoore@acornfactor.com
(302) 656-1707

ACORN FACTOR, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

ASSETS	As of December 31, 2006	As of June 30, 2007
		(unaudited)
Current assets:
Cash and cash equivalents	$1,521	$5,127
Accounts receivable, net	1,373	830
Unbilled work-in-process	393	494
Other current assets	316	1,686
Total current assets	3,603	8,137
Property and equipment, net	445	551
Investment in Comverge	--	28,387
Investment in Paketeria	1,212	875
Funds in respect of employee termination benefits	1,568	1,360
Goodwill	97	95
Other intangible assets, net	48	9
Other assets	285	170
Total assets	$7,258	$39,584
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term bank credit	$462	$166
Current maturities of long-term debt	26	71
Note payable - related party	300	--
Trade accounts payable	378	430
Accrued payroll, payroll taxes and social benefits	478	863
Other current liabilities	1,700	2,125
Total current liabilities	3,344	3,655
Long-term liabilities:
Investment in Comverge, net	1,824	--
Convertible debt, net of discounts	--	4,470
Liability for employee termination benefits	2,545	1,968
Other liabilities	6	3
Total long-term liabilities	4,375	6,441
Shareholders’ equity:
Common stock - $0.01 par value per share:
Authorized - 20,000,000 shares; Issued -10,276,030 shares and 10,451,905 at December 31, 2006 and June 30, 2007	102	104
Additional paid-in capital	43,987	47,535
Warrants	888	1,629
Accumulated deficit	(41,904)	(30,295)
Treasury stock, at cost - 777,371 shares for December 31, 2006 and June 30, 2007, respectively	(3,592)	(3,592)
Accumulated other comprehensive income	58	14,107
Total shareholders’ equity (deficit)	(461)	29,488
Total liabilities and shareholders’ equity	$7,258	$39,584

ACORN FACTOR, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Six months ended June 30,		Three months ended June 30,
	2006	2007	2006	2007
Sales:
Projects	$1,521	1,287	$791	$475
Services	434	403	197	197
Other	8	30	2	9
Total sales	1,963	1,720	990	681
Cost of sales:
Projects	1,021	1,042	482	461
Services	369	337	163	164
Other	--	--	--	--
Total cost of sales	1,390	1,379	645	625
Gross profit	573	341	345	56
Operating expenses:
Research and development expenses	97	233	71	103
Selling, marketing, general and administrative expenses	1,966	1,859	1,044	1,049
Total operating expenses	2,063	2,092	1,115	1,152
Operating loss	(1,490)	(1,751)	(770)	(1,096)
Finance expense, net	(6)	(2,111)	(20)	(1,258)
Gain on public offering of Comverge	--	16,169	--	16,169
Other income, net	330	--	--	--
Income (loss) before taxes on income	(1,166)	12,307	(790)	13,815
Taxes on income	(6)	(5)	(4)	(3)
Income (loss) from operations of the Company and its consolidated subsidiaries	(1,172)	12,302	(794)	13,812
Share of losses in Comverge	(210)	--	--	--
Share of losses in Paketeria	--	(388)	--	(201)
Net income (loss) from continuing operations	(1,382)	11,914	(794)	13,611
Net income from discontinued operations, net of tax	78	--	--	--
Loss on sale of discontinued operations and contract settlement, net of tax	(2,298)	--	--	--
Net income (loss)	$(3,602)	$11,914	$(794)	$13,611
Basic net income (loss) per share:
Income (loss) per share from continuing operations	$(0.17)	$1.25	$(0.10)	$1.42
Discontinued operations	(0.27)	--	--	--
Net income (loss) per share - basic	$(0.44)	$1.25	$(0.10)	$1.42
Diluted net income (loss) per share:
Income (loss) per share from continuing operations	$(0.17)	$1.05	$(0.10)	$1.11
Discontinued operations	(0.27)	--	--	--
Net income (loss) per share -diluted	$(0.44)	$1.05	$(0.10)	$1.11
Weighted average number of shares outstanding -
Basic	8,152	9,549	8,161	9,583
Diluted	8,152	11,560	8,161	12,463